			Exhibit C

SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2004

	Wisconsin	Upper	Wisconsin
	Public Service	Peninsula Power	River Power
(a) Electric energy sold (at retail or wholesale)	Corporation	Company	Company
WI (kWh)	12,848,083,488		178,865,000
MI (kWh)	645,304,823	972,333,658
Total (kWh)	13,493,388,311	972,333,658	178,865,000

WI (revenues-excludes misc)	$762,470,140		$7,329,412
MI (revenues-excludes misc)	$31,887,040	$92,485,413	-
Total (revenues associated with energy sold)	$794,357,180	$92,485,413	$7,329,412

Intercompany :
WI- Wisc River Power to WPSC (kWh)	None	None	75,156,000	*
WI- WPSC to UPPCO (kwh)		None	None
MI- UPPCO to WPSC (kwh)	None	None	None

WI- Wisc River Power to WPSC (revenues)	None	None	$3,175,819
WI- WPSC to UPPCO (revenues)		None	None
MI- UPPCO to WPSC (revenues)	None	None	None

Sales Net of Intercompany
WI (kWh)	13,382,994,311	None	103,709,000	*
MI (kWh)	645,304,823	920,534,658	-
Total (kWh)	14,028,299,134	920,534,658	103,709,000

WI (revenues-excludes misc)	$753,239,681	None	$4,153,593	*
MI (revenues-excludes misc)	$31,887,040	$90,548,611	-
Total (revenues associated with energy sold)	$785,126,720	$90,548,611	$4,153,593

Gas distributed at retail
WI (MCF)	40,844,845	None	None
MI (MCF)	708,358	None	None
Total (MCF)	41,553,203

WI (revenues excludes misc)	$372,348,618	None	None
MI (revenues excludes misc)	$5,900,730	None	None
Total (revenues excludes misc)	$378,249,348

Intercompany	None	None	None

Other (Transport Gas)
WI (MCF)	34,226,051	None	None
MI (MCF)	947,631	None	None
Total (MCF)	35,173,682

WI (revenues)	$13,215,211	None	None
MI (revenues)	$359,928	None	None
Total (revenues)	$13,575,139
       Exhibit C SALES OF ELECTRIC ENERGY AND GAS Calendar Year 2004
(b) Electric energy distributed at retail outside state of organization
MI (kWh)	304,133,277	None	None
MI (revenues excludes misc)	$15,412,418	None	None

Gas distributed at retail outside state of organization
MI (MCF)	1,655,989	None	None
MI (revenues excludes misc)	$6,260,658	None	None

(c) Electric energy sold at wholesale outside state of
organization or at state line
MI (kWh)	341,171,546	None	None
MI (revenues)	$16,474,622	None	None
WI (kWh)		51,826,000
WI (revenues)		$4,865,213
IL (kWh)		1,059,000
IL (revenues)		$77,641

Gas sold at wholesale outside state of organization
or at state line
MI (kWh)	None	None	None
MI (revenues)	None	None	None

(d) Electric energy purchased outside state of
organization or at state line
Kwh--	2,167,285,000	928,681,879	None
Expenses--	$94,171,294	$41,976,032	None

Gas purchased outside state of organization or at state line
Numerous States (MCF)	472,361,700	None	None
Numerous States (expenses)	$273,677,930	None	None

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Exhibit C
SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2004
FOOTNOTES

* Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output. As of September 1, 2004, Wisconsin Public Service
Corporation and Wisconsin Power and Light Company purchase all of the output of
Wisconsin River Power Company.

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